Exhibit 11
                            THERMO CARDIOSYSTEMS INC.

                       Computation of Earnings per Share


                                                   Three Months Ended
                                              ----------------------------
                                              September 27,  September 28,
                                                       1997           1996
   -----------------------------------------------------------------------

   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 2,228,000    $ 3,962,000
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         35,662,476     36,682,454

     Add: Shares issuable from acquisition
          of International Technidyne             3,355,705      3,355,705
                                                -----------    -----------
     Weighted average shares outstanding,
       as adjusted (b)                           39,018,181     40,038,159
                                                -----------    -----------
   Primary Earnings per Share (a) / (b)         $       .06    $       .10
                                                ===========    ===========
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                                                                   Exhibit 11
                            THERMO CARDIOSYSTEMS INC.

                       Computation of Earnings per Share


                                                   Nine Months Ended
                                              ----------------------------
                                              September 27,  September 28,
                                                       1997           1996
   -----------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                               $ 6,325,000    $10,966,000
                                                -----------    -----------
   Shares:
     Weighted average shares outstanding         36,280,647     36,470,642

     Add: Shares issuable from acquisition
          of International Technidyne             3,355,705      3,355,705
                                                -----------    -----------
     Weighted average shares outstanding,
       as adjusted (b)                           39,636,352     39,826,347
                                                -----------    -----------
   Primary Earnings per Share (a) / (b)         $       .16    $       .28
                                                ===========    ===========